Exhibit 99.1

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

CLEAN ENERGY REPORTS 2007 FINANCIAL RESULTS

For Immediate Release

Seal Beach, Calif. - March 17, 2008 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced financial results for the fourth quarter and year ended December 31, 2007.

Financial Results

Revenue for the fourth quarter of 2007 increased to $29.7 million, up from $26.7 million in the fourth quarter of the prior year. For the year ended December 31, 2007, revenue grew to $117.7 million, compared with $91.5 million in 2006.

Net loss for the fourth quarter of 2007 was $2.9 million, or $0.07 per share, compared with a net loss of $14.6 million, or $0.43 per share, in the fourth quarter of 2006. Net loss for fiscal 2007 was $8.9 million, or $0.22 share, compared with a net loss of $77.5 million, or $2.45 per share, in 2006. Net loss amounts for the fourth quarter and full year ended December 31, 2006 include derivative losses related to prior futures contract activities that the Company has since discontinued.

Non-GAAP loss per share for the fourth quarter of 2007, which excludes employee-related stock based compensation charges, was $0.02. This compares with a non-GAAP loss per share of $0.43 in the fourth quarter of 2006. Non GAAP loss per share for 2007 was $0.04, compared with a non-GAAP loss per share of $2.45 in 2006. The Company reports earnings (loss) per share on a GAAP and non-GAAP basis, as well as a non-GAAP measure it calls Adjusted Margin. For more information on these non-GAAP financial measures, please see below. The non-GAAP measures are also reconciled to their corresponding GAAP measures in the accompanying tables below.

For the fourth quarter of 2007, the Company’s combined volume of CNG and LNG delivered increased to 18.2 million gasoline gallon equivalents (Gallons), compared with 17.7 million Gallons in the same period a year ago. For the year ended December 31, 2007, the combined volume of CNG and LNG delivered rose to 75.3 million Gallons, up from 68.4 million Gallons in 2006.

Adjusted Margin was $8.8 million for the fourth quarter of 2007, compared with $8.3 million for the same quarter last year. Adjusted Margin for fiscal 2007 was $35.1 million, compared with $21.4 million in fiscal 2006. Adjusted margin is a financial measure intended to approximate the margin results that would have been reported in a particular period had the Company’s underlying futures contracts related to its fixed price and price cap contracts qualified for hedge accounting under SFAS No. 133 and been held to maturity. Adjusted Margin is discussed in more detail below. Adjusted Margin amounts for 2007 include fuel tax credits in the first three quarters of 2007 that were not available in the first three quarters of 2006. The credits first became available in the fourth quarter of 2006.

“We are pleased to report another successful year for Clean Energy, as our revenue for 2007 increased 29% year over year, and our Adjusted Margin improved to $0.47 per Gallon for the year, versus $0.31 per Gallon in 2006,” said Andrew J. Littlefair, Clean Energy President and Chief Executive Officer. “With rising fuel prices and growing awareness of air quality issues, we are benefitting from an increasing number of fleet vehicle operators seeking an alternative to diesel. Moreover, we still see significant growth opportunities within our key markets of airport vehicles, transit agencies, refuse haulers, seaport vehicles, regional trucking, taxis, and government fleets.

“In the seaport market, we recently reached significant milestones in our efforts with the Ports of Los Angeles and Long Beach. In December, we opened our first LNG station that will fuel the new LNG trucks that will service the ports. In addition, the Ports’ commissioners approved key elements of the Clean Truck Program, including approving a cargo fee to fund the replacement of the current truck fleet, and in the case of the Long Beach Port Commission, they approved a plan that requires no less than 50% of the Clean Truck Program-financed trucks run on alternative fuels proven to be cleaner than diesel, such as LNG. We applaud the efforts of the Ports of Los Angeles and Long Beach and hope that other ports will follow suit.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted Margin and non-GAAP earnings per share (Non-GAAP EPS). The presentation of this financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results and may help in comparing our current-period results with those of prior periods. Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing Company performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.

The material limitations of Adjusted Margin and Non-GAAP EPS are as follows:  Adjusted Margin and Non-GAAP EPS are not recognized terms under GAAP and do not purport to be an alternative to gross margin or earnings per share as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of Adjusted Margin and Non-GAAP EPS may not be comparable to other similarly-titled measures of other companies. These limitations are compensated for by using Adjusted Margin and Non-GAAP EPS in conjunction with traditional GAAP operating performance and cash flow measures, and therefore, management does not recommend placing undue reliance on these measures.

Adjusted Margin

Approximately 25-30% of Clean Energy’s current natural gas fuel sales are covered by contracts under which the Company is obligated to sell fuel to customers at a fixed price or a variable price subject to a cap. The Company’s policy is to purchase natural gas futures contracts to cover its estimated fuel sales under these sales contracts to mitigate the risk that natural gas prices may rise above the natural gas component of the price at which the Company is obligated to sell gas to its customers. From time to time in the past, Clean Energy has sold these underlying futures contracts when it believed natural gas prices were going to fall. At December 31, 2006, the Company had sold all such futures contracts associated with fixed-price and price cap sales contracts and did not purchase any futures contracts during 2007.

Management uses a measure called Adjusted Margin to measure operating performance and manage its business. Adjusted Margin is defined as operating income (loss), plus (1) depreciation and amortization, (2) selling, general and administrative expenses, (3) loss on extinguishment of derivative liability, and (4) derivative (gains) losses, the sum of which is adjusted by a non-GAAP measure which management calls “futures contract adjustment,” which is described below. Management believes Adjusted Margin provides helpful information for investors about the underlying profitability of the Company’s fuel sales activities. Adjusted Margin attempts to approximate the results that would have been reported if the underlying futures contracts related to its fixed price and price cap contracts would have qualified for hedge accounting under SFAS No. 133 and were held until they matured.

Futures contract adjustment reflects the gain or loss that would have been experienced in a respective period on the underlying futures contracts associated with the Company’s fixed price and price cap contracts had those underlying futures contracts been held and allowed to mature according to their contract terms.

The table below shows Adjusted Margin and also reconciles these figures to the GAAP measure operating income (loss):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2006	2007	2006	2007
Operating Income (Loss)	$(15,763,095)	$(3,566,474)	$(90,262,809)	$(10,985,732)
Futures contract adjustment	693,235	729,768	3,921,022	3,008,021
Derivative (gains) losses	13,713,361	—	78,994,947	—
Loss on extinguishment of derivative liability	2,142,095	—	2,142,095	—
Selling, general, and administrative	5,995,360	9,664,493	20,860,181	35,933,694
Depreciation and amortization	1,543,883	2,017,545	5,765,001	7,107,942
Adjusted Margin	$8,324,839	$8,845,332	$21,420,437	$35,063,925

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) plus employee-related stock based compensation, net of related tax benefits, divided by the Company’s weighted average shares outstanding on a diluted basis.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2006	2007	2006	2007
Net Income (Loss)	$(14,582,673)	$(2,916,311)	$(77,500,741)	$(8,894,362)
Employee Stock Based Compensation, Net of Tax Benefits	—	1,945,431	—	7,246,833
Adjusted Net Income (Loss)	(14,582,673)	(970,880)	(77,500,741)	(1,647,529)
Diluted Weighted Average Common Shares Outstanding	34,189,161	44,232,778	31,676,399	40,258,440
Non-GAAP Earnings (Loss) Per Share	$(0.43)	$(0.02)	$(2.45)	$(0.04)

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). The live call can be accessed from the US by dialing (800) 762-9058, or by dialing (480) 629-9041 from outside the U.S. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, March 31, 2008, by dialing (800) 406-7325 from the U.S., or (303) 590-3030 from international locations, and entering confirmation code 3848808.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy

Clean Energy, based in Seal Beach, Calif., is the leading provider of natural gas for transportation in North America. It has a broad customer base in the refuse, transit, shuttle, taxi, intrastate and interstate trucking, airport and municipal fleet markets, fueling more than 14,000 vehicles daily at strategic locations across the United States and Canada. Additional information about the Company can be found at: www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for our products and services, primarily being the sale of CNG and LNG, and our ability to continue to grow our business. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances. Additionally, the Company’s initial public offering prospectus filed with the SEC (www.sec.gov) on May 25, 2007, and the Company’s Form 10-Q filed with the SEC on November 13, 2007, both contain risk factors which you should consider before investing.

Contact:

Clean Energy Fuels Corp.

Rick Wheeler, Chief Financial Officer

562.493.2804

ICR, Inc.

Ina McGuinness

310.954.1100

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2006 and 2007

Unaudited

	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$937,445	$67,937,602
Short-term investments	—	12,479,684
Accounts receivable, net of allowance for doubtful accounts of $352,050 and $501,751 as of December 31, 2006 and 2007, respectively	10,997,328	11,026,890
Other receivables	37,818,905	23,153,904
Inventory, net	2,558,689	2,403,890
Deposits on LNG trucks	975,620	15,515,927
Prepaid expenses and other current assets	3,886,715	3,633,318
Total current assets	57,174,702	136,151,215

Land, property and equipment, net	54,888,739	88,676,318
Capital lease receivables	1,412,500	763,500
Notes receivable and other long term assets	2,499,106	2,511,813
Goodwill and other intangible assets	20,957,589	20,922,098

	$136,932,636	$249,024,944

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of capital lease obligation	$57,499	$63,520
Accounts payable	6,697,363	10,547,451
Accrued liabilities	5,023,051	5,381,541
Deferred revenue	585,505	677,826
Total current liabilities	12,363,418	16,670,338

Capital lease obligation, less current portion	224,897	161,377
Other long term liabilities	1,428,464	1,260,755

Total liabilities	14,016,779	18,092,470

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 34,192,161 shares and 44,274,375 shares at December 31, 2006 and 2007, respectively	3,419	4,428
Additional paid-in capital	181,678,861	297,866,745
Accumulated deficit	(60,192,221)	(69,086,583)
Accumulated other comprehensive income	1,425,798	2,147,884

Total stockholders’ equity	122,915,857	230,932,474

	$136,932,636	$249,024,944

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Month Periods and Years Ended
December 31, 2006 and 2007

Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007

Revenue	$26,746,457	$29,675,428	$91,547,316	$117,716,233
Operating expenses:
Cost of sales	19,114,853	21,559,864	74,047,901	85,660,329
Derivative losses	13,713,361	—	78,994,947	—
Loss on extinguishment of derivative liability	2,142,095	—	2,142,095	—
Selling, general and administrative	5,995,360	9,664,493	20,860,181	35,933,694
Depreciation and amortization	1,543,883	2,017,545	5,765,001	7,107,942
Total operating expenses	42,509,552	33,241,902	181,810,125	128,701,965
Operating loss	(15,763,095)	(3,566,474)	(90,262,809)	(10,985,732)

Interest income (expense), net	(72,604)	1,252,515	746,339	3,505,597
Other income (expense), net	(244,404)	36,830	(255,479)	(192,347)
Loss before income taxes	(16,080,103)	(2,277,129)	(89,711,949)	(7,672,482)
Income tax expense (benefit)	(1,497,433)	639,182	(12,271,208)	1,221,880
Net loss	$(14,582,673)	$(2,916,311)	$(77,500,741)	$(8,894,362)

Loss per share
Basic	$(0.43)	$(0.07)	$(2.45)	$(0.22)
Diluted	$(0.43)	$(0.07)	$(2.45)	$(0.22)

Weighted average common shares outstanding
Basic	34,189,161	44,232,778	31,676,399	40,258,440
Diluted	34,189,161	44,232,778	31,676,399	40,258,440

Included in net loss are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
Construction Revenues	1.4	1.6	1.6	4.8
Construction Cost of Sales	(1.0)	(1.3)	(1.0)	(4.2)
Fuel Tax Credits	3.8	4.3	3.8	17.0
Employee Stock Option Expense, Net of Tax Benefits	—	(1.9)	—	(7.2)